Exhibit 99.1

AUDIT COMMITTEE CHARTER

OF

MANA CAPITAL ACQUISITION CORP.

Purpose

The purposes of the Audit Committee (the “Audit Committee”) of the Board of Directors (“Board”) of MANA CAPITAL ACQUISITION CORP., a Delaware corporation (“Company”) are to assist the Board in monitoring: (1) the integrity of the annual, quarterly, and other financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s independent auditor, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee also shall review and approve all related-party transactions.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (“Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy, and other qualifications required by Section 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”), subject to any phase-in periods or cure periods permitted by Rule 10A-3(b)(1)(iv)(A) under the Exchange Act and the Nasdaq listing standards. At least one member of the Committee shall be an “audit committee financial expert” (as defined by the SEC). Determinations of independence, financial literacy, experience and expertise shall be made by the Board as the Board interprets such qualifications in its business judgment.

Members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee or a majority of the independent directors. Members of the Committee may be removed at any time by action of the Board; provided, however, that if removing a member or members of the Committee would cause the Committee to have fewer than three members, then the Board must, based upon the recommendation of the Nominating and Corporate Governance Committee or a majority of the independent directors, at the same time appoint enough additional members to the Committee so that the Committee will have at least three qualified members. The Committee’s chairperson shall be designated by the Board on the recommendation of the Nominating and Governance Committee or a majority of the independent directors or, if not so designated, the members of the Committee shall elect a chairperson by a vote of the majority of the full Committee. The Chairman of the Audit Committee shall be a member of the Audit Committee and, if present, shall preside at each meeting of the Audit Committee. The Chairman shall advise and counsel with the executives of the Company, and shall perform such other duties as may from time to time be assigned to him by the Audit Committee or the Board of Directors.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

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The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (i) the independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee annually shall review the Audit Committee’s own performance.

The Audit Committee shall perform the following duties and functions:

Financial Statement and Disclosure Matters

1.       Meet with the independent auditor prior to the audit to review the scope, planning, and staffing of the audit.

2.       Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s annual report on Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Annual Report on Form 10-K).

3..       Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements and disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s quarterly reports on Form 10-Q.

4.       Discuss with management and the independent auditor, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including:

(a)   any significant changes in the Company’s selection or application of accounting principles;

(b)   the Company’s critical accounting policies and practices;

(c)   all alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative accounting principles;

(d)   any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and

(e)   any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.       Discuss with management the Company’s earnings press releases generally, including the use of “pro forma” or “adjusted” non-GAAP information, and any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.

6.       Discuss with management and the independent auditor the effect on the Company’s financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.

7.       Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.       Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

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9.       Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer (or individuals performing similar functions) during their certification process for the Form 10-K and Form 10-Qs about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

10.       In consultation with the Company’s management and independent auditor, review the adequacy of the Company’s internal controls, disclosure processes and its procedures designed to ensure compliance with laws and regulations, and any special audit steps adopted in light of material control deficiencies.

11.       Review (a) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (b) the Company’s independent auditor’s attestation, and report, on the assessment made by management, in each case, as and when required by Section 404 of the Sarbanes-Oxley Act of 2002. Discuss with management and the independent auditor any changes in internal control over financial reporting disclosed or considered for disclosure in the Company’s periodic filings with the SEC.

12.       Periodically review separately with each of management and the Company’s independent auditor (a) any significant disagreement between management and the Company’s independent auditor or the internal audit group in connection with the preparation of the financial statements, (b) any audit problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and (c) management’s response to each.

13.       Periodically discuss with the Company’s independent auditor, without management being present, (a) their judgment about the quality, integrity and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

Oversight of the Company’s Relationship with the Independent Auditor

14.       At least annually, obtain and review a report from the independent auditor, consistent with the rules of the Public Company Accounting Oversight Board, regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

15.       Review all reports and communications required to be submitted by the Company’s independent registered public accounting firm to the Committee under Section 10A of the Securities Exchange Act and other Applicable Requirements. Such reports should describe (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and the Company to assess the independent registered public accounting firm’s independence.

16.       Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

17.       Oversee the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

18.       Be available to the independent auditor during the year for consultation purposes.

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19.       Review and discuss with the Company’s independent auditor all relationships the auditor has with the Company and evaluate the auditor’s continued independence.

Compliance Oversight Responsibilities

20.       Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been implicated.

21.       Develop and recommend to the Board for approval policies and procedures for the review, approval or ratification of related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K, as may be amended from time to time, and any other applicable requirements (the “Related Person Transactions Policy”). Review the Related Person Transactions Policy and recommend to the Board for approval any changes to the Policy. Oversee the implementation of and compliance with the Related Person Transactions Policy, including reviewing, approving or ratifying related person transactions, as appropriate pursuant to the Related Person Transactions Policy.

22.       Inquire and discuss with management the Company’s compliance with applicable laws and regulations and with the Company’s Code of Ethics in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance. Review and approve (a) any amendment to or waiver from the Company’s code of ethics for the chief executive officer and senior financial officers and (b) any public disclosure made regarding such change or waiver and advise the Board with respect to the Company’s policies and procedures regarding compliance with the Company’s Code of Business Conduct and Ethics.

23.       Establish procedures (which may be incorporated in the Company’s Code of Ethics, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

24.       Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

25.       Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

26.       Review and approve all payments made to the Company’s officers and directors or its or their affiliates. Any payments made to members of the Audit Committee will be reviewed and approved by the Board, with the interested director or directors abstaining from such review and approval.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Adopted as of ___________, 2021

MANA CAPITAL ACQUISITION CORP.

____________________________

Chairman of Audit Committee

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